Bio Based Backsheet

Stanley B. Levy
 BioSolar, Inc.

ABSTRACT

A primary goal of Photovoltaics is to generate electricity while reducing reliance on the world’s petroleum supply. However, PV backsheets are produced from petro-based chemicals, which, to a certain extent, defeat the purpose of using solar energy. Materials from three sustainable resources were targeted for PV backsheet development: PLA made from corn, a cellulosic made from cotton, and a type of nylon made from castor beans. Some of these films were coated with various materials to lower the WVTR.

Modules produced using these backsheets were subjected to rigorous testing, including the damp heat test and the wet Hypot test as outlined in UL 1703.

As cast PLA film tends to be very brittle. This problem is solved with additives or biaxial orientation. PLA film is UV stable and highly transparent which would merit it for consideration as a front glazing as well as for a backsheet. However, its moisture resistance is not robust.

A cellulosic film made from cotton was considered which has a continuous duty temperature rating of 105oC. This product had to be modified significantly to convert it from a hydrophilic film to a hydrophobic one. Additionally, this material has an RTI value of 90oC.

Nylon 11, produced from castor beans, is very interesting because it is bio-sustainable, but not biodegradable. It has improved moisture properties over the more common nylons, and has an RTI value of 105oC.

Keywords: Photovoltaic, backsheet, PLA, cellulosic, nylon 11

INTRODUCTION

A primary goal of Photovoltaics is to generate electricity while reducing reliance on the world’s petroleum supply. However, PV backsheets are produced from petro-based chemicals, which, to a certain extent, defeat the purpose of using solar energy. Materials from three sustainable resources were targeted for PV backsheet development: PLA made from corn, a cellulosic made from cotton, and nylon 11 made from castor beans. Some of these films were coated with various materials to lower the WVTR.

1. PLA (POLYLACTIC ACID)

1.1General

PLA has been getting much publicity lately because it is produced from a sustainable resource, corn, and is biodegradable. It is relatively inexpensive and it is meant to compete with polyethylene and polyester type resins in single use applications such as department store and supermarket bags, food and drink containers, and throw away tableware. Although many biodegradable resins are being discussed, PLA is the only one which is readily available.

1.2 PLA film

PLA resin can be extruded into film. However, this film tends of be very brittle. This problem can be solved in one of two ways: orientation or with the use of additives. Orientation preserves the transparency of the film while additives do not. PLA resin was successfully extruded into film and biaxially oriented on a large scale at the Marshall & Williams Biaxial Orientation Laboratory of Parkinson Technologies, Inc., in Woonsocket, RI. A schematic of a biaxial orientation line is shown in Figure 1. A typical biax line consists of six sections: Extrusion & Casting Systems, Beta Gauge, MDO/CRD System, TDO/Oven System, Surface Treatment/Beta Gauge Systems, and Turret Winder.

Figure 1. Typical Biaxial Orientation Line

This produced a magnificently clear and tough film. The downside is that there is a fairly narrow process window and a biaxial orientation system is a very capital intensive production line. Uniaxial (Machine Direction) orientation is a significantly less expensive process, and has been shown to improve a variety of properties. Unfortunately, this process did not solve the PLA film brittleness problem. However, a state of the art version of MD orientation did. This process is known as Compression Roll Draw (CRD). A schematic of an MDO/CRD machine is shown in Figure 2. The only difference between the two machines is that the gap between the slow and fast draw rolls in the MDO is larger than the thickness of the input film, and that the same gap in the CRD machine is smaller than the thickness of the input film.

Figure 2. Schematic of MDO/CRD Machine

The key to CRD is the application of a compressive force to the film during stretching, which imparts some degree of orientation perpendicular to the plane of the film. This process yielded a film with sufficient elongation to be used in PV. However, it was difficult to properly heat stabilize the film while preserving the gauge uniformity. I feel that this issue can be solved with further process development, but the decision was made to look at the use of additives and the extrusion only process. Of course, this process is less expensive that the CRD process.

1.3 PLA film with additive

Several companies produce additives to reduce the brittleness of PLA films. We chose to work with Standridge of Social Circle, GA. They developed a special additive package for us which they compounded into PLA resin for us. We were able to extrude high quality film, having the required dimensional stability, which passed the locally developed “Steel Ball Test”. This test consisted of putting the film on a concrete floor and dropping a 2” diameter steel ball on it from waist height. PLA film with no additive shattered. The film with the additive did not.

1.4 PLA film in modules

Several small modules were produced using the filled PLA film as the backsheet. These modules were made at SBM Solar, of Concord, NC. They were of the standard glass/EVA/cells/EVA/backsheet construction. The PLA/backsheet adhesion was excellent, and there was no backsheet wrinkling or bubbling problem. The problem came in the damp heat test, however. PLA is an interesting product in that is not degraded by any “real world” atmospheric conditions, but it will decompose in a compost pile. The problem is that the PLA backsheet recognizes the IEC defined damp heat test (1000 hours in an atmosphere of 85oC and 85%RH) as a compost pile. Figure 3 illustrates the front and back of a test module after the damp heat test.

Figure 3. Front and Back of PLA Test Module after Damp Heat Test

PLA film may be down, but it is certainly not out. We are constantly on the lookout for alternate grades of this polymer which may be more resistant to degradation.

2. CELLULOSIC FILM

2.1 The manufacturing process

The process starts with 100% recycled cotton rags. The rags are inspected for quality and all foreign material such as metal and synthetics are removed. After the material passes inspection, it is size reduced from about 1 ft2 to about 1 in2. It then undergoes a bleaching and an additional contaminates removal process. The rag stock is further size reduced, washed, and fibrillated. The pulp undergoes an additional cleaning step and diluted for entry into the film making machine where the pulp is compressed and solidified in the final compression machine to form the film, and it undergoes an additional drying step. It is then calendered which increases the specific gravity from 0.70 to 1.25.

2.2 Advantages of this particular type of film

These types of film have been around for almost 100 years. They are used in many dielectric applications, most of which are moisture susceptible. Some of these are power tools, garbage disposers, electrical contact barriers, and terminal boards. Needless to say, they have UL certification. In addition, they have an RTI value of 90oC which is required for PV backsheets. Even though the manufacturing processes of these films are highly sophisticated, they are produced from an inexpensive precursor, and therefore cost effective.

2.3 The cellulosic as a PV backsheet

The primary manufacturer of electrical insulation films in the United States is the Cottrell Paper Company of Rock City Falls, NY. We worked closely with Cottrell to upgrade the product for PV backsheet needs. Two modifications were made: a proprietary additive was blended into the film to make it hydrophobic rather than hydrophilic, and an epoxy coating was put on both sides of the film. Modules were produced using this product as a backsheet. The adhesion to EVA was excellent, and there were no wrinkling problems. A small module was subjected to the damp heat test and the results are shown in Figure 4. It is easily seen that the backsheet material survived the test.

Figure 4. Front and Back of Test Module with Electrical Paper Backsheet after Damp Heat Test

3. NYLON 11

3.1 What is nylon 11?

Nylon 11 is a very interesting material. It is produced from castor beans which are a sustainable resource, but unlike PLA, it is not biodegradable. However, like most thermoplastics, it is recyclable. In addition, it has superior moisture related properties to those of the more commonly known grades of nylon. Both the moisture absorption and the WVTR are about five times lower than those properties of the more common nylon 6. The reason for this is in the relative structures. The backbone of nylon 11consists of ten methylene (water hating) carbons and one carbonyl (water loving) carbon. The backbone of nylon 6 consists of five methylene carbons and one carbonyl carbon. The ratio of water hating carbons to water loving carbons for nylon 11 is double that for nylon 6. In addition, nylon 11 has a continuous duty temperature rating of 125oC.

3.2 Nylon 11 as a photovoltaic backsheet

There is only one manufacturer of nylon 11 resin in the entire world: Arkema, Inc. Arkema is an international company, with their US Headquarters in Philadelphia, PA. Working with them, we developed the optimum resin grade for a PV backsheet. This resin contains an additive package which includes both a UV and a thermal stabilizer.

Nylon 11 would appear to make a desirable backsheet by itself. Unfortunately, it is significantly more expensive than the electrical insulation film, and it would not represent a significant cost savings over the incumbent backsheet materials. However, this polymer, in combination with the insulation film should make for an excellent and very cost effective backsheet. In addition for providing for a relatively thin layer of the polymer, there would no longer be the need for epoxy coating of the insulation film. The exposed side of the film would be coated with the nylon 11 and the other side would be protected by the front part of the module. This provides for further cost savings.

4. THE NYLON 11/CELLULOSIC COMPOSITE BACKSHEET

4.1 Producing the composite

The most efficient way to produce the composite backsheet is to extrusion coat the cellulosic film (referred to hereafter as the substrate) with the polymer. Initial experiments to do this were carried out at Randcastle Extrusion Systems, Inc., of Cedar Grove, NJ. They have a small, unsophisticated extrusion system which they make available for customer trials. After some experimentation, a set-up configuration which did the job was developed, and several narrow rolls of the composite film were produced. A schematic diagram of this set-up is shown in Figure 5. The key to success was to have the substrate unwind directly on to the drum and have the molten polymer impinge on to it. If the polymer were cast on to the quench drum and the substrate were nipped on to it, the polymer would prefer to stick to the drum rather than the substrate. The polymer is embedded into the substrate with the use of a cooled rubber pressure roll.

Figure 5. Schematic Diagram of Randcastle Extrusion Coating Set-up

Several rolls of the composite material were produced at Randcastle and subsequently were used as backsheets for modules laminated at SBM Solar. As with the plain Cottrell product, the adhesion to EVA was very good and there were no wrinkling problems. These modules were of a simple single cell construction, without framing and without junction boxes. I-V curves were run on several of these modules, and they were put in the aging oven for the 1000 hour damp heat test.

In addition, two modules were prepared which included framing and a junction box. These modules were designated to undergo the Wet Insulation-Resistance Test. The Wet Insulation-Resistance Test as outlined in UL 1703 is more commonly referred to as the wet Hypot test. This is a test of the resistance between the shorted out module output terminals and a specific water solution. The resistance must be not less than 40 megohms per square meter, or 400 megohms for the module, whichever is greater, at 500 volts DC. A picture of these test modules is shown in Figure 6.

Figure 6. Front and Rear View of Modules for Wet Hypot Test

4.2 Large scale manufacturing

Although the Randcastle extrusion coating run as shown in Figure 5 demonstrated the principle of composite production, an improved equipment configuration was selected for large scale manufacture. This configuration uses a horizontal die in combination with a three roll casting system as shown in figure 7.

Figure 7. Large Scale Manufacturing Configuration

There are several advantages to this type of system over the Randcastle vertical die system. Each roll in the stack is independently temperature controlled for improved process control. The substrate has a longer dwell on the #1 roll of the three roll stack for a more uniform temperature profile. Rolls #1 and #2 are massive and have a relatively large diameter. This means that a very high compression force can be applied to help the polymer wick into the substrate with a minimum of roll deflection over the wide roll width typical of polymer film production equipment. In addition, the speed of roll #3 can be varied independently of rolls 1 and 2 to improve sheet flatness.

Also, large scale extrusion coating systems are usually equipped with surface treating equipment. Treating of the substrate increases its surface energy which improves bond strength.

The substrate film can be embossed before coating, which significantly increases the bonding area relative to the flat surface area. This also significantly increases bond strength.

Rowland Technologies, Inc., of Wallingford, CT, has been selected as our manufacturing partner for the BioBacksheet. Rowland is recognized as a leader in the manufacture of high quality and consistent polymer films. In addition to producing their own line of films, they also do contract extrusion. They have a highly capable and experience technical staff and state of the art extrusion lines.

As of this writing, material has been ordered for the first production run which is scheduled to produce 150,000 ft2 of the BioBacksheet.

5. PRODUCT TESTING

5.1 Damp heat testing

The damp heat test is probably the most stringent test included in the IEC series of PV module qualification tests, which, as mentioned earlier is 1000 hours of exposure to 85oC and 85% RH. Several small modules were prepared for this test using backsheet material from the Randcastle run. As of this writing, they have been in the damp heat oven for about 250 hours, and were visually inspected. They looked very good. There was no evidence of corrosion or adhesion failure.

5.2 Partial discharge test

This is a measure of backsheet dielectric strength run on the backsheet itself, not on the entire module. Measurements were made on Randcastle films at the PV lab at Arizona State University. The values averaged at about 700 volts which exceeds the current requirement of 600 volts. It is expected that the requirement will be increase to 1000 volts. This can be met simply by increasing the thickness of the backsheet which we intend to do at our first production run at Rowland Technologies.

5.3 Wet Hypot test

The Wet Insulation-Resistance Test, more commonly known as the wet Hypot test, is a current leakage test performed on a module which has been immersed in a water surfactant solution for two minutes. The resistance is measured between the shorted out leads of the module and the solution at 500 volts. The resistance must be greater than 400 megohms. This test is particularly stringent for basksheet materials. The resistance of our test module was 500 megohms.

5.4 Bond strength test

The adhesion between the backsheet and the EVA adhesive is a very important issue in PV modules. ASTM Standard D-3807, “Standard Test Method for Strength Properties of Adhesives in Cleavage Peel by Tension Loading”, which is more commonly referred to as the peel test, is a good measure of this property. Laminated samples for testing were prepared in the following configuration: backsheet/EVA/backsheet, leaving enough unbounded backsheet to be inserted into the jaws of an Instron tester. A typical load curve is shown in Figure 8.

Although the maximum peel strength is less than stellar, this should not be a problem because the failure mode is cohesive, rather than adhesive. That is, the bond strength of the cellulosic film to the EVA is greater than the inter layer strength of the cellulosic. Similar cellulosic films have been used as dielectric material for almost 100 years and have not experienced any delamination problems.

Figure 8. Peel Strength Curve

A picture of a peel test sample after Instron testing is shown in Figure 9. It is easily seen that there are layers of the cellulosic film bonded to each side of the EVA.

Figure 9. Peel Sample

SUMMARY AND CONCLUSIONS

It has been demonstrated that functional photovoltaic backsheets can be produced from sustainable resources. Figure 10 illustrates a production size module having a bio based backsheet. It was manufactured in January and has been functional ever since. Its dimensions are 20” by 45” by 1.5” thick.

Figure 10. Production Size Module with BioBacksheet

Bio based products represent an interesting challenge. They must be made from renewable resources, but not decompose over time. PLA, made from corn, is the most publicized and most readily available material of the new wave of biopolymers. It was determined that, even though this material was produced from a sustainable resource, it had too much of a tendency to decompose. This is fine for grocery bags, but not for PV modules. In addition, the use of corn for polymers and fuel is driving up the price of food. A great many food products include some form or corn in their ingredients.

The two components of the BioBacksheet are a cellulosic made from cotton and nylon 11 produced from castor beans. Ever since the invention of polyester, there has been little pressure on the cotton crop. Nylon 11 is considered to be an engineering polymer, and its price would preclude its use in basic throw away applications. Furthermore, it does not biodegrade, which makes it quite suitable for PV applications.

It is believed that the BioBacksheet is a viable alternative to the current group of incumbent backsheets. Not only is this product produced from sustainable recourses, but is expected to be more cost effective than the current backsheets. Although further testing needs to be conducted before the commencement of mass production, there have been no fundamental problems found with this product up to this point.

ACKNOWLEDGEMENTS

The author wishes to acknowledge the following companies for their assistance in the development of the bio backsheet: Arkema, Inc., Cottrell Paper, Inc.

In addition, the author would like to express his gratitude to Rowland Technologies, of Wallingford, CT, for their agreeing to be BioSolar’s manufacturing partner.

The author wishes also to express his thanks to Dr. Charles E. Carraher Jr., Professor Florida Atlantic University & Associate Director, for providing valuable technical advice during the development process.

Finally, the author would like to thank Dr. Osbert Cheung of SBM Solar, Inc., for his valuable assistance in preparing and testing of the PV modules discussed in this paper.